EXHIBIT 15.1

June 11, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that AirTouch Communications, Inc. has incorporated by reference our report dated May 4, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 to be filed on or about June 11, 1998. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ PRICE WATERHOUSE LLP